
                                  NSAR ITEM 77O

               VK Trust for Investment Grade New Jersey Municipal
                               10f-3 Transactions

  UNDERWRITING #             UNDERWRITING            PURCHASED FROM     AMOUNT OF SHARES   % OF UNDERWRITING      DATE OF PURCHASE
                                                                           PURCHASED


         1          Virgin Island Public Financing    Paine Webber         1,000,000             0.335%              11/10/99




Underwriter #1

Morgan Stanley
Roosevelt & Cross